UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2008 (January 20, 2008)

GLOBAL CLEAN ENERGY, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-30303	84-1255846
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3095 S. Parker Rd., Suite 200, Aurora, CO	80014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 213-1287

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 20, 2008, Profit Consultants, Inc. loaned $100,000 to Global Clean Energy, Inc. (the “Company”) pursuant to a Promissory Note executed by the Company. The Promissory Note earns interest at a rate of 7.5% per annum and is due one year from the date of execution.

The Promissory Note is attached herewith as Exhibit 10.1 and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

On March 27, 2008, the Company issued an aggregate of 263,200 shares of restricted common stock (the “Shares”) in connection with the conversion and exchange of the outstanding principal and interest under the following three promissory notes:

Date of Promissory Note	Holder of Promissory Note	Principal and Interest Outstanding	Shares of Common Stock Issued
March 21, 2007	Vision Capital Partners AA Ltd.	$107,500	107,500
August 16, 2007	Profit Consultants, Inc.	$78,300	78,300
October 20, 2007	Profit Consultants, Inc.	$77,400	77,400

The Shares were issued in reliance upon the exemption from registration under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), as the recipients of the Shares were considered “accredited investors” as defined in Rule 501 of the Securities Act. This issuance qualified for exemption from registration because (i) the Shares were issued to accredited investors only; (ii) the Company did not engage in any general solicitation or advertising to market the Shares; and (iii) each of the recipients received “restricted securities.”

Item 9.01	Financial Statements and Exhibits.

(b) Exhibits

Exhibit Number	Document

10.1	Promissory Note, dated as of January 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CLEAN ENERGY, INC.

Signature:   /s/ Kenneth Adessky
Name: Kenneth Adessky
Title: Chief Financial Officer

Dated: March 27, 2008

EXHIBIT INDEX

Exhibit Number	Document

10.1	Promissory Note, dated as of January 20, 2008.